UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
(Amendment No.     )
Check the appropriate box:
 ☐     Preliminary Information Statement
 ☐     Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
 ☑     Definitive Information Statement

MPG OFFICE TRUST, INC.
(Name of Registrant as Specified in Its Charter)
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NOTICE OF SPECIAL MEETING
TO BE HELD ON FEBRUARY 2, 2011

December 23, 2010
TO THE PREFERRED STOCKHOLDERS OF MPG OFFICE TRUST, INC.:

NOTICE IS HEREBY GIVEN that a Special Meeting (the “Special Meeting”) of MPG Office Trust, Inc., a Maryland corporation (the “Company”), will be held on Wednesday, February 2, 2011, at 8:00 A.M., local time, in Conference Room 3E at the offices of Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, California 90071, to consider the following:

●
The election of two additional directors of the Company (the “Preferred Directors”) by holders of record (the “Holders”) of shares of the 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), of the Company, as of the close of business on December 20, 2010 (the “Record Date”).

Our Board of Directors (the “Board”) has fixed the Record Date for the purpose of determining the Holders entitled to notice of, and to vote at, the Special Meeting and at any postponement or adjournment thereof.

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

Please refer to the attached Information Statement, which forms a part of this Notice of Special Meeting and is incorporated herein by reference, for further information with respect to the business to be transacted at the Special Meeting.

By Order of the Board of Directors,

Jonathan L. Abrams
Secretary

MPG OFFICE TRUST, INC.
355 South Grand Avenue, Suite 3300
Los Angeles, California 90071

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INFORMATION STATEMENT
________________________________
General
This Information Statement is being provided to holders of record (the “Holders”) of shares of the 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), of MPG Office Trust, Inc., a Maryland corporation (the “Company”), as of the close of business on December 20, 2010 (the “Record Date”). The purpose of this Information Statement is to provide certain information to the Holders related to their right to elect two additional directors of the Company (the “Preferred Directors”) pursuant to the terms of the Articles Supplementary for the Series A Preferred Stock. A Special Meeting has been requested by registered Holders of more than 10% of the outstanding shares of Series A Preferred Stock.
The election of the Preferred Directors will take place at a Special Meeting, to be held on Wednesday, February 2, 2011, at 8:00 A.M., local time, in Conference Room 3E at the offices of Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, California 90071 (the “Special Meeting”).
We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.
This Information Statement is being mailed on or about December 23, 2010 to Holders of record as of the close of business on the Record Date.
7.625% Series A Cumulative Redeemable Preferred Stock
The Board of Directors (the “Board”) and a duly authorized committee thereof approved Articles Supplementary, a copy of which the Company has previously filed with the Securities and Exchange Commission (the “SEC”), creating the Series A Preferred Stock as a series of its preferred stock. The Series A Preferred Stock is validly issued, fully paid and non-assessable.
The Series A Preferred Stock is currently listed on the New York Stock Exchange as “MPG Pr A.”
Right to Elect Preferred Directors
On December 19, 2008, the Board suspended the payment of dividends on the Series A Preferred Stock. Dividends on the Series A Preferred Stock are cumulative and, therefore, continue to accrue at an annual rate of $1.9064 per share. As of October 31, 2010, the Company had missed eight quarterly dividend payments totaling $38.1 million, thereby giving the Holders the right to elect two Preferred Directors pursuant to the Articles Supplementary. The Holders will have the right to elect the Preferred Directors until all dividends in arrears and the then current period’s dividend have been fully paid, or until such dividends have been declared and an amount sufficient for the payment thereof has been set aside for payment, at which time the terms of office of the Preferred Directors will automatically terminate.
Election of Preferred Directors at the Special Meeting
Who is Entitled to Attend the Special Meeting
A Holder will be asked for valid personal photo identification before being admitted to the Special Meeting. Others may attend with valid personal photo identification and a valid proxy for shares held as of the Record Date that is executed by the record holder.

Who is Entitled to Vote at the Special Meeting
A Holder of the Series A Preferred Stock has the right to vote to elect two Preferred Directors at the Special Meeting if the Holder was a Holder of record as of the close of business on the Record Date. Shares may be voted in person at the Special Meeting by only (a) the record holder as of the Record Date or (b) a person holding a valid proxy for shares held as of the Record Date that is executed by the record holder.
As of the Record Date, there were 10,000,000 shares of Series A Preferred Stock outstanding, each entitled to one vote.
How to Vote
The method of voting at the Special Meeting is determined by whether you were a record holder of Series A Preferred Stock as of the Record Date or your shares were held in street name. A “record holder” of stock is someone whose shares are registered in his or her name in the records of the Company’s transfer agent. Many stockholders are not record holders because their shares of stock are held through a broker, bank or other nominee; this is typically referred to as holding shares in “street name.” Shares may be voted in person at the Special Meeting by only (a) the record holder as of the Record Date or (b) a person holding a valid proxy for shares held as of the Record Date that is executed by the record holder.
Record Holders
If you were a record holder of your shares of Series A Preferred Stock as of the Record Date and you wish to vote at the Special Meeting, then you must bring the following item with you to the Special Meeting:

●	valid personal photo identification (such as a driver’s license or passport).
The Inspector of Election will check your name for verification purposes against the list of record holders as of the Record Date provided by the transfer agent to determine your eligibility to vote and the number of shares you are entitled to vote at the Special Meeting.
Street Name Holders
If you held your shares of Series A Preferred Stock through a broker, bank or other nominee as of the Record Date, then you must bring the following items with you to the Special Meeting:

●	valid personal photo identification (such as a driver’s license or passport); and

●	a valid form of proxy or proxies from the record holder, and if applicable, the beneficial holder, giving you the authority to vote.
The Inspector of Election will review your documents to determine your eligibility to vote and the number of shares you are entitled to vote at the Special Meeting.

Quorum and Votes Required to Elect the Preferred Directors
The Holders of one-third (33.33%) of the outstanding shares of the Series A Preferred Stock, present in person or by valid proxy, will constitute a quorum for purposes of electing the Preferred Directors. In the event that a quorum is not present at the Special Meeting, then, subject to applicable law, a majority of the Holders present in person or by valid proxy at the Special Meeting will have the power to adjourn the Special Meeting, without notice other than an announcement at the meeting of the time and place to which the meeting is adjourned.

If a quorum is present, a plurality of the votes cast at the Special Meeting in person or by valid proxy is required for the election of each Preferred Director. In the event that there are more than two individuals nominated for election as Preferred Directors, the two nominees who receive the most votes will be elected.
Nominations of Preferred Directors
The requirement contained in Section 11(b) of Article II of the Company’s Fourth Amended and Restated Bylaws (the “Bylaws”) that Holders of the Series A Preferred Stock must deliver nominations of persons for election as Preferred Directors to the Secretary of the Company not earlier than the 120th day prior to the Special Meeting and not later than the close of business on the later of the 90th day prior to the Special Meeting or the tenth day following the day on which public announcement is first made of the date of the Special Meeting was waived by the Board.
Preferred Directors’ Terms and Duties
Once elected, the Preferred Directors will serve until the Company’s next Annual Meeting of Stockholders and until their successors are duly elected and qualify, unless all accumulated dividends on the Series A Preferred Stock are paid, in which case the terms of office of the Preferred Directors will automatically terminate. Once all accumulated dividends on the Series A Preferred Stock are paid or declared and a sum sufficient for payment thereof has been set apart for payment in the manner required by the Articles Supplementary, the right of the Holders of the Series A Preferred Stock to elect Preferred Directors will cease, subject to revesting in the event of a Preferred Dividend Default as defined in the Articles Supplementary. The Preferred Directors will have the same duties as the other members of the Board.
Principal Stockholders
The following table sets forth the only entity known to us to be the beneficial owner, or deemed to be the beneficial owner, of more than 5% of our Series A Preferred Stock as of December 17, 2010:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Series A Preferred Stock (1)
(a)	(b)	(c)
Mariner Investment Group, LLC (2) 500 Mamaroneck Avenue Suite 101 Harrison, NY 10528	863,047	8.63%
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   (1)    Amounts and percentages in this table are based on 10,000,000 shares of our Series A Preferred Stock outstanding as of December 17, 2010.
   (2)    Information regarding Mariner Investment Group, LLC (“Mariner”), Caspian Capital Advisors, LLC (“Caspian Advisors”), and Caspian Credit Advisors, LLC (“Caspian Credit”) is based solely on a Schedule 13D filed with the SEC on November 29, 2010. The Schedule 13D indicates that (i) Mariner had shared voting and dispositive power with respect to 863,047 shares of Series A Preferred Stock and no sole voting or dispositive power; (ii) Caspian Advisors had shared voting and dispositive power with respect to 262,936 shares of Series A Preferred Stock and no sole voting or dispositive power; and (iii) Caspian Credit had shared voting and dispositive power with respect to 516,489 shares of Series A Preferred Stock and no sole voting or dispositive power.
The Schedule 13D indicates that the shares of Series A Preferred Stock are held as follows: Caspian Capital Partners, L.P. (262,936 shares), Mariner LDC (83,622 shares), Caspian Select Credit Master Fund Ltd. (475,304 shares), and Caspian Solitude Master Fund LP (41,185 shares) (collectively, the “Accounts”).
The Schedule 13D indicates that Mariner is the investment advisor for the Accounts and exercises the shared voting and dispositive power over the Series A Preferred Stock beneficially owned by the Accounts. The Schedule 13D indicates that Caspian Advisors is the general partner of Caspian Capital Partners, L.P. and that Caspian Credit is the general partner of an affiliate of Caspian Select Credit Master Fund Ltd. and of Caspian Solitude Master Fund LP.

Householding
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for information statements, with respect to two or more stockholders sharing the same address, by delivering a single copy of the information statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are Series A Preferred Stock holders will be householding the Information Statement. A single Information Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate materials, please notify your broker or contact Broadridge Financial Solutions, Inc. at 800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Any stockholder who currently receives multiple copies of materials at his, her or its address and would like to request householding of any communications should contact his, her or its broker or Broadridge.
Available Information
The Company files its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements, Information Statements and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) with the SEC. The public may obtain information on the operation of the Office of Investor Education and Advocacy by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy details and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.
The Company’s website address is http://www.mpgoffice.com. The Company makes available on its website, free of charge, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements, Information Statements and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Holders may also obtain a copy of the Company’s Annual Report on Form 10-K by sending a written request to that effect to the attention of Jonathan L. Abrams, Secretary, MPG Office Trust, Inc., 355 South Grand Avenue, Suite 3300, Los Angeles, California 90071.

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IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT JULIAN KLEINDORFER, LATHAM & WATKINS LLP, 355 SOUTH GRAND AVENUE,
LOS ANGELES, CALIFORNIA 90071.
Our principal executive offices are located at 355 South Grand Avenue, Suite 3300, Los Angeles, California 90071, our telephone number is 213-626-3300 and our website is located at http://www.mpgoffice.com. Website addresses referred to in this Information Statement are not intended to function as hyperlinks, and the information contained on the Company’s website is not a part of this Information Statement.
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The date of this Information Statement is December 23, 2010.

By Order of the Board of Directors,

Jonathan L. Abrams
Secretary